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Exhibit 21

C=corporation; CLS=company limited by shares; GP=general partnership; LLC=limited liability company; LP=limited partnership; MC=medical corporation; NP=non-profit corporation; PC=professional corporation; ULLC=unlimited liability company

MAGELLAN HEALTH SERVICES, INC.

LIST OF SUBSIDIARIES

Entity Name:	Jurisdiction of Domicile:	Entity Type:
Care Management Resources, Inc.	Florida	C
Green Spring Health Services, Inc.[1]	Delaware	C
Subsidiaries:
Advantage Behavioral Systems, Inc.[2]	Pennsylvania	C
Subsidiary:
Resource Day Treatment Center	Pennsylvania	NP
AdvoCare of Tennessee, Inc.	Tennessee	C
Subsidiary:
Premier Holdings, Inc.	Tennessee	C
Subsidiary:
Magellan—PBS, LLC		LLC
Premier Behavioral Systems of Tennessee, LLC[3]	Tennessee	LLC
Allied Specialty Care Services, LLC	Delaware	LLC
Subsidiaries:
Vivra, Inc.[4]	Nevada	C
Subsidiaries:
Vivra Heart Services, Inc.	Nevada	C
Vivra Network Services, Inc.	Florida	C
PHP Holdings, Inc.	Colorado	C
Ihealth Technologies, LLC[5]	Delaware	LLC
Ceres Behavioral Healthcare Systems, LLC[6]	Oregon	LLC

Acquired by stock purchase—51% on 12/13/95; 10% on 12/21/95; 34% on 1/29/98.

Acquired as a result of the merger of former parent, TAO, Inc. and Green Spring Health Services, Inc. on 9/30/96.

3
50% owned by Premier Holdings, Inc.

4
Acquired by stock purchase on 2/29/00 by Allied Specialty Care Services, Inc. Allied Specialty Care Services, Inc. merged into Allied Specialty Care Services, LLC on 1/24/01.

5
Formed on 2/12/01. iHealth Technologies, Inc. merged into this LLC on 2/16/01.

97% owned by Green Spring Health Services, Inc.

C=corporation; CLS=company limited by shares; GP=general partnership; LLC=limited liability company; LP=limited partnership; MC=medical corporation; NP=non-profit corporation; PC=professional corporation; ULLC=unlimited liability company

New GPA, Inc.[7]	Delaware	C
Subsidiaries:
GPA Pennsylvania, Inc.	Pennsylvania	C
Novapsy Clinic, LLC[8]	Virginia	LLC
Green Spring of Pennsylvania, Inc.	Pennsylvania	C
Magellan Behavioral of Michigan, Inc.	Michigan	C
Magellan Behavioral Health of New Jersey, LLC	New Jersey	LLC
Magellan Capital, Inc.	Delaware	C
Managed Care Services Mainstay of Central Pennsylvania, Inc.[9]	Pennsylvania	C
Maryland Health Partners, LLC[10]	Maryland	LLC
Vista Behavioral Health Plans, Inc.[11]	California	C
MBH Capital, Inc.[12]	Delaware	C
Subsidiaries:
CMCI, Inc.	Nevada	C
CMFC, Inc.	Nevada	C
Magellan Behavioral Health, Inc.	Delaware	C
Subsidiaries:
Magellan Behavioral Health of Ohio, Inc.	Ohio	C
Magellan Behavioral Health of Washington, Inc.	Washington	C
Magellan Behavioral Health Systems, LLC[13]	Utah	LLC
Human Affairs International of California	California	C

Formerly known as Group Practice Affiliates, Inc.

NOTE: The ownership interest in each non-indented entity is directly-held by Magellan Health Services, Inc.; the ownership interest in each indented entity is directly-held by the preceding non- indented entity. The percentage of ownership in each entity is 100% unless otherwise noted in a footnote.

8
50% owned by Group Practice Affiliates, Inc.-expected to close operations on 2/28/01.

9
Acquired by Green Spring Health Services, Inc. on 4/1/97.

10
50% owned by Green Spring Health Services, Inc.; 50% owned by CMG Health, Inc., a direct subsidiary of Merit Behavioral Care Corporation.

11
Acquired by Green Spring Health Services, Inc. on 1/1/98.

12
Charter Behavioral Corporation was renamed MBH Capital, Inc. on 2/15/01and Desert Springs Hospital, Inc. merged with this corporation

Acquired by Magellan Health Services, Inc. on 12/4/97 from Aetna US Healthcare, Inc. Formerly known as Human Affairs International, Inc. The stock of this company was distributed to Magellan Behavioral Health, Inc. on 12/14/01 and the corporation was converted into a limited liability company on 12/31/01 with Magellan Behavioral Health, Inc. being the sole member.

C=corporation; CLS=company limited by shares; GP=general partnership; LLC=limited liability company; LP=limited partnership; MC=medical corporation; NP=non-profit corporation; PC=professional corporation; ULLC=unlimited liability company

Subsidiaries:
Human Affairs International of Pennsylvania, Inc.	Pennsylvania	C
MBH of Puerto Rico	Puerto Rico	C
Merit Behavioral Care Corporation[14]	Delaware	C
Subsidiaries:
AGCA, Inc.	Pennsylvania	C
Subsidiaries:
AGCA Headquarters Limited Partnership[15]	Pennsylvania	LP
AGCA New York, Inc.	New York	C
Subsidiaries:
AGCA IPA of New York, Inc.	New York	C
MBC of New York, Inc., a New York Independent Practice Association	New York	C
U.S. IPA Providers, Inc.	New York	C
Alliance Health Systems, Inc.[16]	Indiana	C
Arizona Biodyne, Inc.	Arizona	C
Hawaii Biodyne, Inc.	Hawaii	C
Louisiana Biodyne, Inc.	Louisiana	C
Magellan HRSC, Inc.[17]	Ohio	C
MBC Federal Programs, Inc.	Delaware	C
MBC of New Mexico, Inc.	New Mexico	C
Merit Behavioral Care of Florida, Inc.	Florida	C
Merit Behavioral Care of Massachusetts, Inc.	Massachusetts	C
Magellan Behavioral Health of Pennsylvania, Inc.	Pennsylvania	C

Acquired on 2/12/98 by stock purchase. The holding company, MBCH, Inc., merged into Magellan Behavioral Health, Inc. on 2/15/01, thereby transferring the ownership of Merit Behavioral Care Corporation and its subsidiaries under Magellan Behavioral Health, Inc. American Biodyne, Inc. merged into its parent, Merit Behavioral Care Corporation on 5/31/02.

15% owned by AGCA, Inc.

Formerly known as Merit Behavioral Care Systems Corporation.

C=corporation; CLS=company limited by shares; GP=general partnership; LLC=limited liability company; LP=limited partnership; MC=medical corporation; NP=non-profit corporation; PC=professional corporation; ULLC=unlimited liability company

CMG Health, Inc.[18]	Maryland	C
Subsidiaries:
Choice Behavioral Health Partnership[19]	Virginia	GP
CMG Health of New York, Inc.	New York	C
Maryland Health Partners, LLC[20]	Maryland	LLC
Montana Community Partners, Inc.[21]	Montana	C
Continuum Behavioral Care, LLC[22]	Rhode Island	LLC
Continuum Behavioral Healthcare Corporation	Delaware	C
Subsidiary:
Spectrum-Continuum Management Services of New York, LLC[23]	Delaware	LLC
EMHC-MBC of New York, LLC[24]	New York	LLC
EMHC/MBC IPA Providers of New York, LLC[25]	New York	LLC
EMHC-MBC Services of New York, LLC[26]	New York	LLC
Group Plan Clinic, Inc.	Texas	C
Magellan Behavioral Health Providers of Texas, Inc.	Texas	C
MBC of America, Inc.	Delaware	C
Subsidiaries:
EMHC/MBC IPA Providers of New York, LLC[27]	New York	LLC
EMHC-MBC Services of New York, LLC[28]	New York	LLC
Empire Community Delivery Systems, LLC[29]	New York	LLC
MBC Management Services of New York, LLC[30]	New York	LLC
MBC of Tennessee, Inc.	Tennessee	C

Acquired by stock purchase on 9/11/97.

50% owned by CMG Health, Inc.

20
50% owned by CMG Health, Inc.; 50% owned by Green Spring Health Services, Inc.

21
55% owned by CMG Health, Inc.

22
50% owned by Merit Behavioral Care Corporation.

23
50% owned by Continuum Behavioral Healthcare Corporation.

24
79.8% owned by Merit Behavioral Care Corporation.

25
99% owned by EMHC-MBC of New York, LLC; 1% owned by MBC of America, Inc.

26
99% owned by EMHC-MBC of New York, LLC; 1% owned by MBC of America, Inc.

27
1% owned by MBC of America, Inc.; 99% owned by EMHC-MBC of New York, LLC.

28
1% owned by MBC of America, Inc.; 99% owned by EMHC-MBC of New York, LLC.

29
16.667% owned by MBC of America, Inc.

80.2 % owned by MBC of America, Inc.

C=corporation; CLS=company limited by shares; GP=general partnership; LLC=limited liability company; LP=limited partnership; MC=medical corporation; NP=non-profit corporation; PC=professional corporation; ULLC=unlimited liability company

MBC of Tennessee, LLC[31]	Tennessee	LLC
MBC/IPA Providers of New York, LLC[32]	New York	LLC
Royal Health Care, LLC[33]	New York	LLC
MBC of North Carolina, LLC	North Carolina	LLC
MBC of Tennessee, LLC[34]	Tennessee	LLC
Subsidiary:
Community Sector Systems, Inc.[35]	Washington	C
Magellan Behavioral Care Corporation of Iowa	Iowa	C
Merit Health Insurance Company	Illinois	C
Subsidiary:
Orion Life Insurance Company	Delaware	C
Merit Holdings Corp.	Delaware	C
Subsidiaries:
MBC National Service Corporation	Delaware	C
Merit Behavioral Care of Maryland, Inc.	Maryland	C
Merit INROADS Behavioral Health Services, LLC[36]	Delaware	LLC
Subsidiaries:
Merit INROADS Behavioral Health Services of Illinois, LLC[37]	Illinois	LLC
INROADS Behavioral Health Services of Texas, L.P.[38]	Texas	LP
MeritChoice, Ltd.[39]	Pennsylvania	LP

99% owned by Merit Holdings Corp.; 1% owned by Merit Behavioral Care of Illinois, Inc.

99% owned by Merit INROADS Behavioral Health Services, LLC; 1% owned by Merit Behavioral Care Systems Corporation.

33
99% owned by Merit INROADS Behavioral Health Services, LLC; 1% owned by Merit Behavioral Care Systems Corporation.

34
50% owned by Merit Holdings Corp.

35
Acquired as a result of a stock purchase on 3/31/99.

36
Was 5% owned by Behavioral Health Systems of Indiana, Inc.; 95% owned by Charter Indiana BHS Holding, Inc (both subsidiaries of Magellan CBHS Holdings, Inc. which were dissolved on 9/26/02 and 9/19/02 respectively). Now 100% owned by Magellan CBHS Holdings, Inc.

37
50% owned by Charter Behavioral Health System of Lafayette, Inc.

38
Approximately 97.5% owned by Charter Behavioral Health System of Massachusetts, Inc.

67% owned by Charter Behavioral Health System of New Mexico, Inc.

C=corporation; CLS=company limited by shares; GP=general partnership; LLC=limited liability company; LP=limited partnership; MC=medical corporation; NP=non-profit corporation; PC=professional corporation; ULLC=unlimited liability company

PPC Group, Inc.	Delaware	C
Subsidiaries:
Merit Behavioral Care of California, Inc.	Missouri	C
P.P.C., Inc.	Missouri	C
Subsidiary:
Personal Performance Consultants of New York, Inc.	New York	C
Tennessee Behavioral Health, Inc.[40]	Tennessee	C
Magellan Behavioral Health of Texas, Inc.	Texas	C
Magellan CBHS Holdings, Inc.	Delaware	C
Subsidiaries:
The Charter Behavioral Health System of Northwest Indiana, LLC[41]	Delaware	LLC
Charter Alvarado Behavioral Health System, Inc.	California	C
Charter Bay Harbor Behavioral Health System, Inc.	Florida	C
Charter Behavioral Health System of Central Georgia, Inc.	Georgia	C
Charter Behavioral Health System of Columbia, Inc.	Missouri	C
Charter Behavioral Health System of Dallas, Inc.	Texas	C
Charter Behavioral Health System of Delmarva, Inc.	Maryland	C
Charter Behavioral Health System at Fair Oaks, Inc.	New Jersey	C
Charter Behavioral Health System at Hidden Brook, Inc.	Maryland	C
Charter Behavioral Health System of Lafayette, Inc.	Louisiana	C
Subsidiary:
The Charter Cypress Behavioral Health System, L.L.C.[42]	Tennessee	LLC
Charter Behavioral Health System of Lake Charles, Inc.	Louisiana	C
Charter Behavioral Health System of Massachusetts, Inc.	Massachusetts	C
Subsidiary:
Westwood/Pembroke Health System Limited Partnership[43]	Massachusetts	LP
Charter Behavioral Health System of Nashua, Inc.	New Hampshire	C

75% owned by Charter Linden Oaks Behavioral Health System, Inc.

50% owned by Charter MOB of Charlottesville, Inc. (previously 50% owned by Charter Behavioral Health System of Central Virginia, Inc. who merged in Charter MOB of Charlottesville on 1/28/00).

42
57% owned by Magellan CBHS Holdings, Inc.

50% owned by Charter Northridge Behavioral Health System, Inc.

C=corporation; CLS=company limited by shares; GP=general partnership; LLC=limited liability company; LP=limited partnership; MC=medical corporation; NP=non-profit corporation; PC=professional corporation; ULLC=unlimited liability company

Charter Behavioral Health System of New Mexico, Inc.	New Mexico	C
Subsidiary:
The Charter Heights Behavioral Health System Limited Partnership[44]	Delaware	LP
Charter Behavioral Health System of Paducah, Inc.	Kentucky	C
Charter Behavioral Health System at Potomac Ridge, Inc.	Maryland	C
Charter Behavioral Health System of Toledo, Inc.	Ohio	C
Charter Canyon Behavioral Health System, Inc.	Utah	C
Charter Centennial Peaks Behavioral Health System, Inc.	Colorado	C
Charter Fairmount Behavioral Health System, Inc.	Pennsylvania	C
Charter Fenwick Hall Behavioral Health System, Inc.	South Carolina	C
Charter Forest Behavioral Health System, Inc.	Louisiana	C
Charter Grapevine Behavioral Health System, Inc.	Texas	C
Charter Hospital of Mobile, Inc.	Alabama	C
Charter Hospital of Santa Teresa, Inc.	New Mexico	C
Charter Hospital of St. Louis, Inc.	Missouri	C
Charter Lakeside Behavioral Health Systems, Inc.	Tennessee	C
Charter Linden Oaks Behavioral Health System, Inc.	Illinois	C
Subsidiary:
Naperville Psychiatric Ventures[45]	Illinois	GP
Charter Medical—Clayton County, Inc.	Georgia	C
Charter Medical of East Valley, Inc.	Arizona	C
Charter Medical—Long Beach, Inc.	California	C
Charter Medical of Puerto Rico, Inc.	Puerto Rico	C
Charter Milwaukee Behavioral Health System, Inc.	Wisconsin	C
Charter MOB of Charlottesville, Inc.	Virginia	C
Subsidiary:
Mental Healthsource, L.L.C.[46]	Virginia	LLC
Charter North Behavioral Health System, Inc.	Alaska	C

Correctional Behavioral Solutions, Inc. merged into parent on 9/17/01.

50% owned by Magellan Public Solutions, Inc.

50% owned by Charter MOB of Charlottesville, Inc. (previously 50% owned by Charter Behavioral Health System of Central Virginia, Inc, who merged in Charter MOB of Charlottesville on 1/28/00).

C=corporation; CLS=company limited by shares; GP=general partnership; LLC=limited liability company; LP=limited partnership; MC=medical corporation; NP=non-profit corporation; PC=professional corporation; ULLC=unlimited liability company

Charter North Counseling Center, Inc.	Alaska	C
Charter North Star Behavioral Health System, L.L.C.[47]	Tennessee	LLC
Charter Northridge Behavioral Health System, Inc.	North Carolina	C
Subsidiary:
Holly Hill/Charter Behavioral Health System, L.L.C.[48]	Tennessee	LLC
Charter Westbrook Behavioral Health System, Inc.	Virginia	C
Charter White Oak Behavioral Health System, Inc.	Maryland	C
Florida Health Facilities, Inc.	Florida	C
Golden Isle Assurance Company Ltd.	Bermuda	C
Plymouth Insurance Company, Ltd.	Bermuda	C
Magellan Public Solutions, Inc.[49]	Delaware	C
Subsidiaries:
KidsCareNet of Milwaukee, LLC[50]	Wisconsin	LLC
Magellan Public Network, Inc.	Delaware	C
Correctional Behavioral Solutions of Indiana, Inc.	Indiana	C
Correctional Behavioral Solutions of New Jersey, Inc.	New Jersey	C
Magellan Specialty Health, Inc.	Delaware	C

57% owned by Magellan CBHS Holdings, Inc.

50% owned by Charter Northridge Behavioural Health System, Inc.

49
Correctional Behavioral Solutions, Inc. merged into parent on 9/17/01.

50% owned by Magellan Public Solutions, Inc.

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  Exhibit 21
LIST OF SUBSIDIARIES